UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CBOE Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Employee Voting for the 2011 Annual Meeting:

CBOE Employees,

If you received an award of restricted stock under the CBOE Holdings Long-Term Incentive Plan, you should have received proxy materials in connection with our first Annual Meeting of Stockholders, which will take place on Tuesday, May 17, 2011.  The proxy materials include general information about our company as well as specifics regarding the matters to be voted on at the Annual Meeting.

It is important to us that you vote, if possible, today.  A proxy card is attached.  You may complete the card and place it in the proxy box located in Human Resources.  Please follow the voting instructions on the proxy card.

If you own stock outside of the Long-Term Incentive Plan, such as shares purchased in the CBOE Holdings Directed Share Program managed by Merrill Lynch in our initial public offering, you will need to vote that stock separately.  Please carefully review the proxy materials that you received from your broker to make sure that you have voted all of the shares that you own.  If you are unsure of whether you have voted shares not held in the Long-Term Incentive Plan, call the number on the voting instruction form that you should have received with the proxy materials or contact your broker.  Your proxy vote must be received by 11:59 EDT on May 16 to be counted for purposes of the Annual Meeting.

The matters to be voted on at the Annual Meeting, as well as our recommendations for voting on the matters, are as follows:

PROPOSAL	RECOMMENDATION
Election of director nominees	FOR
Advisory vote on named executive officer compensation	FOR
Advisory vote on the frequency of further advisory votes on named executive officer compensation	TWO YEARS
Approval of the Amended and Restated CBOE Holdings, Inc. Long-Term Incentive Plan	FOR
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2011 fiscal year	FOR

Please refer to the Proxy Statement for the 2011 Annual Meeting for more detailed information.  The Proxy Statement can also be accessed on the Investor Relations page of our website at www.cboe.com.

If you have any questions, please contact Debbie Koopman at ext. 7136 or Laura Zinanni at ext. 7416.